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                                                                                                                       EXHIBIT 11
                                          CONNECTICUT NATURAL GAS CORPORATION AND SUBSIDIARIES
                                         -----------------------------------------------------
                                COMPUTATION OF CONSOLIDATED PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                               -------------------------------------------------------------------------
                                      (Thousands of Dollars Except for Shares and Per Share Date)


                                                               Fiscal Year Ended September 30,
                                            --------------------------------------------------------------------
                                                        1998        1997         1996        1995         1994
                                                     ----------  ----------   ----------  ----------   ----------
      Net income applicable to common stock:
          Income                                     $   15,196  $   17,075   $   18,995  $   17,019   $   17,703
          Less-Preferred stock dividends                     61          62           63          62           66
                                                     ----------  ----------   ----------  ----------   ----------
          Net income applicable to common stock      $   15,135  $   17,013   $   18,932  $   16,957   $   17,637
                                                     ==========  ==========   ==========  ==========   ==========

      Weighted average number of shares of common
        stock outstanding during the year
           Basic                                      8,871,349  10,632,001   10,146,932   9,926,980    9,539,695
           Restricted Stock Plan                         51,616      51,758       28,612      32,389       38,104
                                                     ----------  ----------   ----------  ----------   ----------
           Fully Diluted                              8,922,965  10,683,759   10,175,544   9,959,369    9,577,799
                                                     ==========  ==========   ==========  ==========   ==========

      Net income per share of common stock -
          Basic                                           $1.71       $1.60        $1.87       $1.71        $1.85
                                                          =====       =====        =====       =====        =====
          Fully Diluted                                   $1.70       $1.59        $1.86       $1.70        $1.84
                                                          =====       =====        =====       =====        =====
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